Exhibit 23.2 Consent of Geologist to Use of Name

Exhibit 23.2

JAN. E. CHRISTOFFERSEN, B.Sc., MBA, P. Eng.
#219 - 1952 152A Street,
Surrey, British Columbia, Canada

March 17, 2006

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: Jackson Ventures, Inc. - Form SB-2 Registration Statement

Dear Sirs:

As a consulting geologist I hereby consent to the inclusion or incorporation by reference in the Form SB-2 Registration Statement for Jackson Ventures, Inc., dated on or about March 17, 2006, and thereafter, of the following:

  My report titled "Geological Report on the Allard Copper-Silver-Gold-PGM Deposit, Colorado, USA, For Jackson Ventures Inc., dated November 21, 2005, prepared by me for Jackson Ventures, Inc.

In addition, I hereby also consent to the reference to my name included under the heading "Experts" in the referenced Registration Statement for Jackson Ventures, Inc.

Yours truly,

"Jan. E. Christoffersen, P.Eng."

Jan E. Christoffersen, B.Sc., MBA., P.Eng.